3520 Broadway, PO Box 219139 Kansas City, MO 64121-9139	ENHANCED LIVING BENEFITS RIDER SUPPLEMENT TO APPLICATION
Name of Primary Insured________________________________________    Application Number______________________________
Name of Applicant, if other than Primary Insured_______________________________________________________________________
1. Do you need assistance or supervision of any kind to perform the following activities of daily living?	YES	NO
(Please explain “Yes” answers below.)
(A) eating	☐	☐
(B) dressing	☐	☐
(C) bathing	☐	☐
(D) walking	☐	☐
(E) getting in and out of bed	☐	☐
(F) taking medications	☐	☐
(G) using the toilet	☐	☐
2. (A) What type of activities do you participate in? (hobbies, volunteer work, social activities, exercise, walking, travel, church, etc.)_____________________________	☐	☐
(B) Do you drive?	☐	☐
3. Do you use any medical appliances (wheelchair, walker, cane, hospital bed)? If so, please explain.	☐	☐
________________________________________________________________________________
4.   During the past 24 months, have you been confined, or has confinement been recommended by a member of the medical profession, to a hospital, nursing home, home for the aged, or any other institution or care center?
	☐	☐
5. What type of dwelling do you live in (ranch style, duplex, apartment, retirement complex, etc.)? _____________________________________________
With whom do you reside? (name/relationship)____________________________________
6.   Do you have a long-term care insurance policy, rider, or certificate in force (including health care service contract, health maintenance organization contract, etc.)?  If so, how much, and with what company?_____________________________________
	☐	☐
7. Did you have a long-term care insurance policy, rider, or certificate in force during the last 12 months? If so, with which company?____________________________________	☐	☐
(A) If that policy lapsed, when did it lapse?_______________________________________
(B) Are you covered by a state assistance program (Medicaid)?	☐	☐
(C) Do you intend to replace any of your medical or health insurance coverage with this policy, rider, or certificate?	☐	☐
Agreement and Signatures
Benefits paid under this rider may be taxable. If so, you or your beneficiary may incur a tax obligation. As with all tax matters, you should consult your personal tax advisor to assess the impact of this benefit.
It is understood and agreed that the statements and answers recorded in this supplement to the application are, to the best of my (our) knowledge and belief, true and complete. I (we) understand that if my (our) answers on any part of the application are incorrect or untrue, Kansas City Life may have the right to deny benefits or rescind the policy. I (we) understand this supplement to the application will become a part of any policy issued on it.
Dated at ____________________ this ____________ day of ___________ , 20_____.

Agent’s Code	Primary Insured’s Signature

Agency Code	Applicant’s Signature (if other than Primary Insured)

ICC17A165

Agent Information Statement

	YES	NO

1. List any health insurance policies that you have sold to the applicant. _______________________________________________________
(A) List such policies that are still in force. ____________________________________________________
(B) List such policies sold in the past five years that are no longer in force. ____________________________________________________
2. Did you personally interview the proposed insured, face to face, and witness his/her signature?	☐	☐
3. Did you observe any physical impairments with regard to walking, talking, or any form of tremor?	☐	☐
4. Did you observe any disorientation as to time, place, or space, or did the applicant show any signs of confusion?	☐	☐

ICC17A165